SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

January 7, 2005

HEALTHTRONICS, INC.

(Exact name of registrant as specified in its charter)

Georgia	000-30406	58-2210668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

(Address of principal executive offices including Zip Code)

(512) 328-2892

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 7, 2005, HealthTronics, Inc. (the “Company”) entered into a waiver and amendment of that certain Fifth Amended and Restated Loan Agreement, dated as of July 26, 2002, among the Company (as successor in interest by merger with Prime Medical Services, Inc.), the lenders signatory thereto, and Bank of America, N.A., as Administrative Agent for those lenders (as amended, the “Credit Agreement”). Pursuant to the terms of the waiver and amendment, HealthTronics GmbH, HMT Holding AG, HMT High Medical Technologies AG, HMT High Medical Technologies (Deutschland) GmbH, HMT High Medical Technologies (USA) Inc., HMT High Medical Technologies (Japan) Co. Ltd., HMT High Medical Technologies SRL [Italy], HMT do Brasil, High Medical Technologies (UK) Ltd., and HMT Components AG (collectively, the “HMT Entities”) shall be excluded from the definition of “Subsidiaries” under the Credit Agreement. As a result, the representations and warranties, covenants, and other provisions of the Credit Agreement will no longer apply to the HMT Entities. The waiver and amendment is given in connection with the Company’s decision to no longer fund HMT AG as part of the Company’s plan to rationalize its acquired manufacturing activities. The Company anticipates that HMT AG, of which the Company owns less than 50% of the economic interests, will either shut down or file for relief under Swiss insolvency laws. The waiver and amendment is filed as Exhibit 99.1 hereto, which exhibit is incorporated herein by reference.

Item 9.01 Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Waiver and Amendment of Certain Provisions of the Fifth Amended and Restated Loan Agreement, dated January 7, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHTRONICS, INC. (Registrant)

Dated: January 10, 2005	By:	/S/ JAMES S. B. WHITTENBURG
	Name: Title:	James S. B. Whittenburg Senior Vice President – Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Waiver and Amendment of Certain Provisions of the Fifth Amended and Restated Loan Agreement, dated January 7, 2005.